DFA INVESTMENT DIMENSIONS GROUP INC.
                       THE DFA INVESTMENT TRUST COMPANY
                 DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
                      DIMENSIONAL INVESTMENT GROUP INC.
                        DIMENSIONAL FUND ADVISORS INC.
                             DFA SECURITIES INC.
                        DIMENSIONAL FUND ADVISORS LTD.
                              DFA AUSTRALIA LTD.

                                 CODE OF ETHICS
                                 --------------

                              DATED: JULY 15, 2002

GENERAL
-------

      This amended and restated Code of Ethics (the "Code") is adopted by: (i) DFA Investment Dimensions Group Inc., The DFA Investment Trust Company, Dimensional Emerging Markets Value Fund Inc. and Dimensional Investment Group Inc. (collectively, the "Funds"); (ii) Dimensional Fund Advisors Inc., DFA
Australia Ltd. and Dimensional Fund Advisors Ltd. (collectively, the "Advisors"); and (iii) DFA Securities Inc. (the "Distributor"), on this 15th day of July, 2002, pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

      As a general policy, under the Code, in connection with personal securities investments of employees of the Funds, the Advisors and the Distributor (collectively, "Employers"), such persons, at all times, shall place the interests of the Funds and the interests of other clients of the Advisors before the employees' own personal interests. All personal securities transactions shall be conducted in a manner consistent with the Code and to avoid any actual or potential conflict of interest and any abuse of an employee's position of trust and responsibility. An employee may not take inappropriate advantage of his or her position(s) with Employers.

      In adopting the Code, the trustees and directors of the Funds, the Advisors and the Distributor recognize that, just as actions that appear to comply with the Code may nevertheless be inappropriate, a failure to adhere to each requirement of the Code in any particular situation may not indicate a PER SE violation of Rule 17j-1. Therefore, no presumption should be made that a failure to comply with any provision of this Code that is not mandated by Rule 17j-1 constitutes a violation of Rule 17j-1 or a fraud on the Funds.

1.    DEFINITIONS.  Terms   not  otherwise  defined  herein  have  the  meanings
      assigned to them by Rule 17j-1 or by the 1940 Act and the rules and regulations thereunder.

      (a) "Access Person" means any director/trustee, officer or general partner of a Fund or Advisor. With respect to the Distributor, Access Persons include any officer or director who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities for any registered investment company for which the Distributor acts as the principal underwriter. Access Persons also include employees of the Advisors, Distributor, or Funds who, in connection with their regular functions or duties, make, participate in, or obtain information regarding the purchase or sale of a Covered Security by the Funds, or other advisory clients for which the Advisors provide investment advice, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural persons in a control relationship with one or more of the Funds or Advisors who obtain information concerning recommendations made to such Funds or other advisory clients with regard to the purchase or sale of a Covered Security, or whose functions or duties, as part of the ordinary course of their business, relate to the making of any recommendation to the Funds or advisory clients regarding the purchase or sale of Covered Securities.

      (b)   "Beneficial  Ownership"  of a security  shall have the same  meaning
            ascribed  thereto  under  rule  16a-1(a)(2)   under  the  Securities
            Exchange Act of 1934.

      (c)   "Control"  has  the same  meaning as in section  2(a)(9) of the 1940
            Act.

      (d)   "Covered  Security"  means  all  securities   described  in  section
            2(a)(36) of the 1940 Act, except direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies.

      (e) "Designated Officer" means the Secretary or the Assistant Secretary or other person acting as secretary or designated by the Ethics Committee as secretary for each of the Employers.

      (f) "Disinterested Trustee" means a director/trustee of the Funds who is not considered to be an "interested person" of the Funds within the meaning of section 2(a)(19)(A) of the 1940 Act.

      (g) "Ethics Committee" shall mean each Ethics Committee appointed by the directors/trustees of each of the Employers.

      (h) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

      (i) "Investment Personnel" means any employee of the Funds or the Advisors who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Funds or other advisory clients, or any natural person who controls the Funds or the Advisors and who obtains information concerning recommendations made to the Funds or other advisory clients of the Advisors regarding the purchase or sale of securities by the Funds or other advisory clients of the Advisors.

      (j) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 thereunder.

      (k) "Outside Director" means a director of any Advisor who is not considered to be an "interested person" of the Advisor within the meaning of section 2(a)(19)(B) of the 1940 Act, provided that a director shall not be considered interested for purposes of this Code of Ethics by virtue of being a director or knowingly having a direct or indirect beneficial interest in the securities of the Advisor if such ownership interest does not exceed five percent (5%) of the outstanding voting securities of such Advisor.

      (l) A "Security Held or to be Acquired" means any Covered Security which, within the most recent 15 days, is or has been held by the Funds or other advisory clients of the Advisors, or is being or has been considered by the Funds or the Advisors for purchase by the Funds or other advisory clients of the Advisors, and any option to purchase or sell, and security convertible into or exchangeable for, any such Covered Security.

The requirements of this Code are not applicable to transactions for any account over which the Access Person has no influence or control. If in doubt, the Access Person may state on any form required to be completed under the provisions of this Code that he/she disclaims any Beneficial Ownership in the securities involved.

2.    PROHIBITIONS: ACCESS PERSONS
      ----------------------------

      (a) No Access Person, in connection with the purchase or sale by such person of a Security Held or to be Acquired by a registered investment company or other advisory clients account for which one of the Advisors acts as investment adviser or the Distributor acts as the principal underwriter, including the Funds, shall:

            (i)   employ  any  device,  scheme   or  artifice  to  defraud  such
                  registered investment company;

            (ii) make to such registered investment company or advisory account any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            (iii) engage  in any act,  practice,  or course  of  business  which operates or would operate as a fraud or deceit upon such registered investment company or advisory account; or

            (iv) engage in any manipulative practice with respect to such registered investment company or advisory account.

      (b) purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his or her actual knowledge at the time of such purchase or sale:

            (i) is being considered for purchase or sale by such registered investment company or advisory account; or

            (ii) is then being purchased or sold by such registered investment company or advisory account.

      (c) accept any personal gift of more than DE MINIMIS value from any person or entity that does business with, or on behalf of, the Funds, the Advisors or the Distributor.

      (d) serve on the board of directors of a publicly traded company, except as provided in section 5(f) herein.

3. PROHIBITIONS: INVESTMENT PERSONNEL. In addition to the above-stated prohibitions, no Investment Personnel shall acquire any securities in an Initial Public Offering or Limited Offering, except as provided in section 4 herein. Any request for preclearance pursuant to Section 4 must specifically identify the transaction as an Initial Public Offering or Limited Offering, as appropriate.

4.    PRECLEARANCE.    Access   Persons   of   the   Employers   (other   than
      Disinterested Trustees and directors of the Advisors who are not officers or employees of the Funds or any Employer) are required to receive written approval from the President or an Executive Vice President of the applicable Employer prior to purchasing or selling any Covered Security for their own account or the accounts of their families (including the spouse, registered domestic partner, minor children and adults living in the same household as the Access Person), trusts of which they are trustees or in which they have a beneficial interest, or any other account with respect to which they have direct or indirect control of investment decisions. The form for requesting such approval is attached hereto as Exhibit A. Prior approval is more likely to be granted when there exists only a remote potential for a conflict of interest with the Funds or other advisory clients of the Advisors and the Distributor because the proposed transaction would be very unlikely to affect a highly institutional market, or when the proposed transaction clearly is not related economically to the securities to be purchased, sold or held by the Funds or by other advisory clients of the Advisors or the Distributor. The President of each Employer shall solicit prior approval of his or her personal transactions from the Executive Vice President of that Employer and the Executive Vice President shall solicit approval of his or her personal transactions from the President. Any such prior approved transaction must be completed by the close of business on the next business day after approval is received, unless it is rescinded prior to execution, or unless the approval is granted with a specified time period that is shorter or longer. The Secretary of the Funds, the Advisors or the

      Distributor, as the case may be, shall record any action taken pursuant to this section 4.

5. EXEMPTIONS. The provisions of sections 2, 3 and 4 of this Code shall not apply to:

      (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

      (b) Purchases or sales of securities that are not eligible for purchase or sale by the Funds or by other clients of the Advisors or the Distributor.

      (c)   Purchases or sales that are non-volitional on the part of the Access
            Person,   the  Funds  or  other  clients  of  the  Advisors  or  the
            Distributor.

      (d) Purchases that are part of an automatic dividend reinvestment plan.

      (e) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

      (f) Service by an Access Person on the board of directors of a publicly traded company if prior notice is given to the President or Chief Investment Officer of each Employer of such appointment. In the event that the President or Chief Investment Officer, in consultation with outside counsel, should decide that the potential for conflicts of interest exists with respect to such person's obligations as a director and Employer's duties to its clients, the President or Chief Investment Officer may,
            acting  upon  the   recommendations  of  outside  counsel,   place
            restrictions on the activities of, or information received by, such Access Person.

6. COMMUNICATIONS WITH DISINTERESTED TRUSTEES AND OUTSIDE DIRECTORS. As a regular business practice, the Funds and the Advisors attempt to keep directors/trustees informed with respect to the Funds' and the Advisors' investment activities through reports and other information provided to the directors/trustees in connection with board meetings and other events. However, it is the policy of the Funds not to routinely communicate specific trading information and/or advice on specific issues to Disinterested Trustees and Outside Directors unless the proposed transaction presents issues on which input from the Disinterested Trustees or Outside Directors is appropriate (i.e., no information should be given regarding securities for which current activity is being considered for clients).

7.    PROCEDURAL MATTERS.  The Designated Officer of each Employer shall:

      (a) Furnish a copy of this Code to each Access Person of the Funds, Advisors and Distributor and obtain from each Access Person a written acknowledgment of the receipt thereof. Each Access Person shall provide the Designated Officer, on an annual basis, with an executed certificate stating that he or she has read and understood the Code and recognizes that he or she is subject to the Code. In addition, each Access Person shall certify to the Designated Officer, on an annual basis, that he or she has complied with the requirements of the Code and has disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of this Code.

      (b) Notify each such Access Person of his/her obligation to file reports as required by section 8 of this Code and the procedures for filing such reports.

      (c) Report to the Ethics Committee the facts contained in any reports filed with the Designated Officer pursuant to section 8 of this Code when any such report indicates that an Access Person may have engaged in a transaction in a Security Held or to be Acquired by the Fund in a manner which is inconsistent with this Code.

      (d)   Maintain any records required by paragraph (f) of Rule 17j-1.

      (e) Implement procedures to safeguard the confidentiality of reports filed and records maintained pursuant to this Code.

      (f) At least annually, furnish the boards of directors/trustees of the Funds a written report (which may be a joint report) that:

            (i)   certifies   that   the   Employer   has   adopted   procedures
                  reasonably necessary to prevent Access Persons from violating the Code; and

             (ii) describes  any  issues  arising  under the Code or  procedures since the last report to the boards including, but not limited to, information about material failures to comply with the Code or procedures and sanctions imposed in response thereto.

8.    REPORTING BY ACCESS PERSONS.
      ---------------------------

      (a) Upon commencement of employment (or upon becoming an Access Person), all Access Persons, other than Disinterested Trustees and Outside Directors must disclose all holdings of Covered Securities in which they have any direct or indirect Beneficial Ownership to the Designated Officer. Such report shall be made within ten calendar days after commencement of employment (or upon becoming an Access Person) and shall include the following information as of the date when the person became an Access Person (which information must be current as of a date no more than 30 days before the date of submission):

            (i) The title, number of shares and principal amount of each Covered Security in which such Access Person has any direct or indirect Beneficial Ownership when the person becomes an Access Person;

            (ii) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of such person as of the date the person became an Access Person; and

            (iii) The date the report is submitted by the Access Person.

      (b) In addition to the report submitted under 8(a), every Access Person (other than Disinterested Trustees and Outside Directors) must also submit an annual report of the information required by section 8(a) to the Designated Officer annually within thirty calendar days after the last day of each calendar year.

      (c) Within ten calendar days after the end of each calendar quarter and except as provided in section (h) below, every Access Person shall report to the Designated Officer the following information with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Covered Security:

            (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

            (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

            (iii) The price at which the transaction was effected;

            (iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

            (v)   The date the report is submitted by the Access Person.

      (d) No person shall be required to make the reports set forth in this section with respect to transactions effected for, and Covered Securities held in, any account over which such person does not have any direct or indirect influence. No Access Person of the Advisors shall be required to make the report required under section (c) above with respect to information which would be duplicative of information recorded pursuant to Rule 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

      (e) Any report made pursuant to this section 8 may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect Beneficial Ownership in the securities to which the report relates.

      (f) All reports of securities transactions and holdings filed pursuant to this section shall be deemed confidential and shall not be disclosed to any person except as may be necessary to enforce this Code or as may be required by law.

      (g) The Designated Officer is responsible for enforcing the provisions of this Code, detecting violations of this Code, reviewing reports or other statements submitted pursuant to section 8 of this Code, and maintaining the confidentiality of any reports or other records maintained pursuant to this Code. In establishing review procedures for reports submitted pursuant to this Code, the Designated Officer shall give due consideration to the types of securities reported, the position of the person submitting the report, the degree of access to current trading information, and the possible effect of the holdings or transactions on securities held by clients. The Ethics Committee is responsible for reviewing any such reports submitted by the Designated Officer.

      (h) A Disinterested Trustee who would be required to make a report solely by reason of being a director/trustee of a Fund need not make a quarterly transaction report under section 8(c) herein, unless the director/trustee knew or, in the ordinary course of fulfilling his or her official duties as a director/trustee, should have known that during the 15 days immediately before or after the director/trustee's transaction in a Covered Security, a Fund purchased or sold the Covered Security, or a Fund or an Advisor considered purchasing or selling the Covered Security for a Fund.

      (i) No report need be filed pursuant to section 8(b) if it would duplicate information contained in broker trade confirmations or account statements received by the Fund or Advisor on a timely basis and such confirmations or statements contain all information required by section 8(b).

9.    VIOLATIONS.
      ----------

      (a) Upon being apprised of facts that indicate that a violation of this Code may have occurred, the Ethics Committee of each of the Funds, Advisors and the Distributor, as applicable, shall determine whether, in its judgment, the conduct being considered did in fact violate the provisions of this Code. If the Ethics Committee determines that a material violation of this Code has occurred, the Ethics Committee shall so advise its Board of Directors and the Board may impose such sanctions as it deems appropriate in the circumstances. If the person whose conduct is being considered by the Ethics Committee or Board is a member of the Committee or Board, he/she shall not be eligible to participate in the judgment of the Committee or Board as to whether a violation occurred or whether, or to what extent, sanctions should be imposed.

      (b) Sanctions for violation of this Code may include, but are not limited to, (i) a requirement to cancel a trade or to forego any profits thereon, (ii) suspension of the privilege of engaging in personal securities transactions for a period of time, (iii) a fine, and/or (iv) a suspension or termination of employment.

10.   MISCELLANEOUS
      -------------

      (a) This Code, and any material changes hereto, are subject to the approval of the board of directors/trustees of each Fund, including approval by a majority of the Disinterested Trustees. Each board shall base its approval of the Code, and of any material changes to the Code, on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by sections 2 and 3 of the Code. Prior to approving the Code, the boards of directors/trustees must receive a certification from the Funds, Advisors and Distributor that they have adopted procedures reasonably necessary to prevent Access Persons from violating the Code. The Funds' boards must approve any material change to the Code not later than six months after adoption of such change.

      (b) The Ethics Committees shall have the authority, (1) with respect to any specific transaction, to exempt any person or class of person from any portion of this Code so long as (i) the provision for which the exemption is proposed to be granted is not one required by Rule 17j-1, and (ii) counsel to the Funds or Advisors, as applicable, concurs with the exemption; and (2) to adopt interpretive positions with respect to any provision of this Code in consultation with counsel for the Funds. Any such action shall be based on a good faith determination that (i) such exemption or interpretation is consistent with the fiduciary principles set forth in this Code and Rule 17j-1; and (ii) the likelihood of any abuse of the Code as a result of such exemption or interpretation is remote. The Ethics Committee also may base any such determination on the advice of counsel that a particular application of all or any portion of the Code is not legally required.

      (c) This Code is designed for the internal use of the Funds, Advisors and Distributor in meeting their fiduciary and other obligations under applicable securities law. This Code may include reports or procedures that are more stringent than those required by law. No violation or apparent violation of this Code shall create any presumption that an Access Person has violated any law.

                                    *  *  *  *  *

                           EXHIBIT A TO CODE OF ETHICS

             FORM FOR APPROVAL OF SECURITIES PURCHASES AND/OR SALES

I hereby request approval to purchase or sell the securities listed below. I understand that if this request is denied, I may not purchase or sell such securities for myself or others until I receive approval at a later date.

--------------------------------------------------------------------------------
    Co. Name/Ticker      Security Type    Buy or Sell   No. of Shares      Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                             (Print) Name
                                                --------------------------------



                             Signature
                                                --------------------------------
                             Date
                                                --------------------------------


                             Approved
                                                --------------------------------

                                                President or Executive Vice
                                                President


                             Denied
                                                --------------------------------

                                                President or Executive Vice
                                                President


                             Date
                                                --------------------------------

                             Received by:
                                                --------------------------------
                                                Legal or Compliance Officer